Exhibit 99.1

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660
TALBOTS REPORTS SECOND QUARTER 2008 RESULTS
-Company Reconfirms 2008 EPS Outlook for Ongoing Core Operations and Raises 2008 EPS
Outlook for Total Company Performance
-Positive Early Response to New Merchandise at Both Brands
          Hingham, MA, August 27, 2008 — The Talbots, Inc. (NYSE:TLB) today announced results for the second quarter ended August 2, 2008.
Reported (GAAP) Results
          On a reported (GAAP) basis, net loss for the second quarter was $25.0 million or $0.47 per share, compared to reported net loss of $13.3 million or $0.25 per share for the second quarter ended August 4, 2007.
Results from Ongoing Core Operations
          Second quarter net loss from ongoing core operations was $18.3 million or $0.34 per share, excluding a net loss of $4.4 million or approximately $0.08 per share related to the operations of Talbots Kids, Mens and U.K. non-core businesses, and excluding approximately $2.3 million ($4.2 million pre-tax) or $0.04 per share in restructuring charges associated with strategic initiatives related to its ongoing core operations. This result compares to last year’s net loss of $0.18 per share on a comparable basis.
          The Company believes that results from ongoing core operations are a more meaningful measure of its performance, versus its non-core operations which reflect businesses that will be closed in early September. See the attached tables for a reconciliation of GAAP and non-GAAP and comparison to prior year.
Second Quarter Highlights
♦	Total Company inventory down 22% at end of second quarter;

♦	Lean inventory position, improved IMU and strategic change to monthly markdown cadence drive increase of 380 basis points in Talbots brand second quarter merchandise gross margin from ongoing core operations versus last year;

♦	Total Company merchandise gross margin from ongoing core operations improved 190 basis points over prior year;

♦	Obtained $50 million unsecured subordinated term loan credit facility from Aeon (U.S.A.), Inc., a wholly owned subsidiary of Aeon Co., Ltd. and the majority shareholder of The

Talbots Inc., increasing the Company’s total working capital borrowing capacity to $215 million;

♦	Completed closing of 30 Talbots Kids/Mens/U.K. stores, with remaining 35 to be closed by mid-September. Close down costs for these non-core operations much lower than expected;

♦	Streamlined organization and reduced corporate staff by approximately 9%, with annualized cost savings of approximately $14 million;

♦	On-track to reduce Company’s cost structure by $100 million by end of 2009, with $50 million in 2008;

♦	July comparable store sales positive low single digits, with strong sell-through on new product deliveries in August.
Results from Ongoing Core Operations/Non Core Operations
          Trudy F. Sullivan, Talbots President and Chief Executive Officer, commented, “This was a challenging quarter to drive top line sales, predominantly due to the change in our Talbots brand annual June clearance strategy, coupled with a difficult macro environment. While a year-over-year shortfall in retail sales impacted the quarter, results were largely offset by the Talbots brand merchandise gross margin expansion. However, given the heavy inventory position of the J. Jill brand, we took aggressive markdowns during the quarter, which hurt gross margin and our second quarter total Company operating performance. As a result, we began the fall season with an appropriately lean inventory position.”
     “Also during the quarter, we made significant progress in all activities related to the closing of Talbots Kids, Mens and U.K. non-core businesses. As a result, we will complete the closing of these businesses by mid-September at a greatly reduced cost versus our original expectation. We currently anticipate that total close down costs of these non-core businesses to be a net loss of $0.27 to $0.32 per share, compared to our original estimate for a net loss of $0.59 to 0.64 per share.”
Sales Results
          Total consolidated Company sales for the thirteen week period ended August 2, 2008 were $528 million. By brand, retail store sales were $352 million for Talbots compared to $392 million last year, and $74 million for J. Jill compared to $80 million last year.
          Consolidated direct marketing sales, including catalog and Internet, for the thirteen-week period were $102 million, compared to $100 million last year.
          Total Company comparable store sales declined 12.0% for the thirteen-week period. By brand, comparable store sales for Talbots and J. Jill decreased 11.7% and 13.2% respectively.
Brand Commentary
          Ms. Sullivan added, “We continued to see strong improvement in our Talbots brand ongoing core operations merchandise gross margin, which increased 380 basis points over the prior year, driven by a combination of lean inventories, a monthly markdown cadence and improved IMU. We cleared through the vast majority of our spring and summer merchandise and have focused our attention on the fall selling season.”

          “Looking ahead, we are encouraged by the significantly improved sell-through rates we are seeing versus the prior year from our new merchandise assortment across all channels.”
          “For the J. Jill brand, our aggressive markdown posture during the quarter resulted in a steep decline of 540 basis points in the J. Jill brand merchandise gross margin compared to the prior year, which partially offset the improvement at the Talbots brand. Again, this initiative was a necessary step towards leveling the inventory to enable full price selling.”
          “With this critical step behind us, we were excited to receive positive customer response to our product deliveries from our new J. Jill creative team in July and an even greater response to the second delivery in August. Poised with a new inventory management and merchandise assortment plan, we are encouraged by the momentum that is beginning to build in this brand.”
OPERATING RESULTS FOR THE SIX-MONTH PERIOD
Reported (GAAP) Results
          On a reported (GAAP) basis, net loss for the six months ended August 2, 2008 was $23.4 million or $0.44 per share, compared to reported net loss of $8.0 million or $0.15 per share for the same period last year.
Results from Ongoing Core Operations
          Net loss from ongoing core operations for the six months was $7.3 million or $0.14 per share, excluding a net loss of $10.3 million or approximately $0.19 per share related to the operations of Talbots Kids, Mens and U.K. non-core businesses, which are closing, and excluding approximately $5.8 million ($9.4 million pre-tax) or $0.11 per share in restructuring charges associated with strategic initiatives related to its ongoing core operations. This result compares to last year’s net loss of $2.1 million or $0.04 per share on a comparable basis.
Sales Results
          Total consolidated Company sales were $1,070 million for the first half of the year. By brand, retail sales were $715 million for Talbots compared to $779 million last year and $146 million for J. Jill compared to $161 million last year. Consolidated direct marketing sales for the six-month period were $209 million, including catalog and Internet, compared to $206 million last year.
          Total Company comparable store sales declined 10.9% for the six-month period. By brand, comparable store sales for Talbots decreased 9.5% and J. Jill’s comparable store sales declined 16.8%.

FULL YEAR 2008 OUTLOOK
          Ms. Sullivan concluded, “In line with our strategic plan, we have put in place a number of new operating disciplines over the past several months that we believe will benefit our Company over the long term. While this is the first year of our turnaround, we have made tremendous progress in streamlining our operations and properly positioning the Company for future growth.”
          “Looking at the second half of the year, we understand the challenges presented by the difficult macro-environment. Nevertheless, we believe we can drive improved operating performance through a combination of stronger merchandise, comprehensive and focused marketing, customer prospecting and a continued emphasis on enhancing our customers’ overall shopping experience, while continuing to manage expenses in a disciplined fashion. We have a great deal ahead of us, however, we feel good about the positive signs we are seeing in our business, and are reconfirming our outlook for earnings from ongoing core operations for fiscal 2008, which for the back half is in line with our historical performance of just a few years ago.”
          The Company is planning for consolidated comparable store sales for the full fall season to be in the range of flat to slightly negative compared to last year, with the Talbots brand approximately flat and the J. Jill brand down low to mid single digits.
          The Company has reconfirmed its previously announced outlook for fiscal 2008 earnings from ongoing core operations, excluding Talbots Kids, Mens and U.K. operating results and close down costs, to be approximately in the range of $0.47 to $0.52 per diluted share.
          The Company is planning for a net loss from non core operations in the range of approximately $0.27 to $0.32 per share. This raises the outlook for total Company earnings per share to be in the range of approximately $0.15 to $0.25, versus the previous expectation for a net loss per share in the range of $0.17 to $0.07 and compares to a net loss of $3.56 per share reported in fiscal 2007.
Additional Disclosures
          The Talbots, Inc. is in compliance with all covenants of its acquisition term loan agreement for second quarter fiscal 2008.
Conference Call Details
          As previously announced, Talbots will host a conference call today, August 27, 2008 at 10:00 a.m. local time to discuss second quarter 2008 results. To listen to the live call, please dial 866-336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months. In addition, an audio replay of the call will be available shortly after its conclusion and archived until August 29, 2008. This call may be accessed by dialing (800) 642-1687; passcode 61366413.
          The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 867 locations in 47 states, the District of Columbia, and Canada, with 590 locations under the Talbots brand name and 277 locations under the J. Jill brand name. Both brands target the age 35 plus customer population.

Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.
******************************************************************************
The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “guidance,” or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.
Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks: the impact of the continued deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary and inflationary pressures, high energy prices, and declining value of the U.S. dollar; the success and customer acceptance of our new merchandise offerings including our fall, winter and other seasonal fashions and merchandise offerings; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the balance of the year for each of the Talbots and J. Jill brands; achieving the Company’s operating cash flow plan for the year; successfully executing the Company’s strategic initiatives, including anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of the Talbots Kids and Talbots Mens business concepts and closing of other underperforming stores; continued ability to purchase merchandise on open account purchase terms at expected levels; obtaining letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s ability to obtain any necessary increases in its credit facilities as may be needed from time to time; the Company’s ability to reduce spending as needed; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.
Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations” and you are urged to carefully consider all such factors.
******************************************************************************
###
******************************************************************************
###
(tables to follow)

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED AUGUST 2, 2008 AND AUGUST 4, 2007
Amounts in thousands except per share data

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2,	August 4,	August 2,	August 4,
	2008	2007	2008	2007
Net Sales	$528,014	$572,331	$1,070,452	$1,145,887

Costs and Expenses

Cost of sales, buying and occupancy	378,011	409,013	714,904	768,628
Selling, general and administrative	175,012	175,539	361,420	372,166
Restructuring charges	9,324	—	20,432	—
Impairment of store assets	220	—	1,163	—

Operating (Loss) Income	(34,553)	(12,221)	(27,467)	5,093

Interest
Interest expense	4,975	8,681	10,789	18,332
Interest income	83	451	200	819

Interest Expense — net	4,892	8,230	10,589	17,513

Loss Before Taxes	(39,445)	(20,451)	(38,056)	(12,420)

Income Tax Benefit	(14,437)	(7,135)	(14,690)	(4,344)

Net Loss	$(25,008)	$(13,316)	$(23,366)	$(8,076)

Net Loss Per Share:

Basic	$(0.47)	$(0.25)	$(0.44)	$(0.15)

Diluted	$(0.47)	$(0.25)	$(0.44)	$(0.15)

Weighted Average Number of Shares of Common Stock Outstanding:

Basic	53,442	52,980	53,372	52,954

Diluted	53,442	52,980	53,372	52,954

Cash Dividends Paid Per Share	$0.13	$0.13	$0.26	$0.26

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AUGUST 2, 2008, FEBRUARY 2, 2008, AND AUGUST 4, 2007
Amounts in thousands

	August 2,	February 2,	August 4,
	2008	2008	2007
Cash and cash equivalents	$16,034	$25,476	$8,160
Customer accounts receivable — net	199,533	210,853	192,122
Merchandise inventories	259,908	329,104	332,340
Other current assets	100,320	86,414	82,636

Total current assets	575,795	651,847	615,258

Property and equipment — net	452,565	486,733	508,812
Goodwill	113,490	113,490	247,490
Trademarks	139,384	139,384	154,984
Other intangible assets — net	75,906	80,980	86,273
Deferred income taxes	3,530	—	—
Other assets	24,001	30,545	30,812

TOTAL ASSETS	$1,384,671	$1,502,979	$1,643,629

Accounts payable	$135,720	$171,830	$107,816
Accrued income taxes	—	4,829	—
Accrued liabilities	163,899	185,735	142,357
Notes payable to banks	34,000	—	12,800
Current portion of long-term debt	116,705	80,650	80,632

Total current liabilities	450,324	443,044	343,605

Long-term debt less current portion	232,000	308,377	348,705
Deferred rent under lease commitments	147,720	144,569	135,090
Deferred income taxes	544	5,646	29,160
Other liabilities	141,118	146,564	160,197
Stockholders’ equity	412,965	454,779	626,872

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,384,671	$1,502,979	$1,643,629

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE TWENTY-SIX WEEKS ENDED AUGUST 2, 2008 AND AUGUST 4, 2007
Amounts in thousands

	Twenty-Six Weeks Ended
	August 2,	August 4,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,366)	$(8,076)
Depreciation and amortization	67,839	65,910
Impairment of store assets	1,163	—
Deferred and other items	(9,649)	4,198
Changes in:
Customer accounts receivable	11,282	12,593
Merchandise inventories	69,088	20,823
Accounts payable	(35,890)	(5,244)
Accrued income taxes	(4,676)	(1,863)
All other working capital	(33,284)	6,597

	42,507	94,938

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(32,627)	(37,439)
Proceeds from disposal of property and equipment	2,549	—

	(30,078)	(37,439)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) from working capital notes payable, net	34,000	(32,200)
Payments on long-term borrowings	(40,248)	(40,232)
Proceeds from options exercised	872	370
Excess tax benefit from options exercised	96	141
Payment of debt issuance costs	(750)	—
Cash dividends	(14,366)	(14,145)
Purchase of treasury stock	(1,396)	(519)

	(21,792)	(86,585)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(79)	1,323

NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,442)	(27,763)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,476	35,923

CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,034	$8,160

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Presentation to Ongoing Core Operations and Non-Core Businesses
and Ongoing Core Operations Before Restructuring Charges Presentation
Amounts in thousands except per share data
(Unaudited)

	GAAP Basis			Non-GAAP	GAAP Basis			Non-GAAP
	August 2,	Non-GAAP		August 2,	August 4,	Non-GAAP		August 4,
	2008	Adjustments		2008	2007	Adjustments		2007
	(13 weeks)	(13 weeks)		(13 weeks)	(13 weeks)	(13 weeks)		(13 weeks)
Net Sales	$528,014	$(19,845	)(a)	$508,169	$572,331	$(21,214	)(a)	$551,117

Costs and Expenses
Cost of sales, buying and occupancy	378,011	(17,389	)(a)	360,622	409,013	(20,863	)(a)	388,150
Selling, general and administrative	175,012	(4,285	)(a)	170,727	175,539	(6,820	)(a)	168,719
Restructuring charges: kids, mens, U.K.	5,096	(5,096	)(b)	—	—	—		—
Restructuring charges: other	4,228 (c)	—		4,228	—	—		—
Impairment of store assets	220 (d)	—		220	—	—		—

Operating Loss	(34,553)	6,925		(27,628)	(12,221)	6,469		(5,752)

Interest
Interest expense	4,975			4,975	8,681			8,681
Interest income	83			83	451			451

Interest Expense — net	4,892			4,892	8,230			8,230

Loss Before Taxes	(39,445)				(20,451)

Loss From Ongoing Core Operations Before Taxes	n/a			(32,520)	n/a			(13,982)
Income Tax Benefit: Ongoing Core Operations	n/a	(11,901	)(e)	(11,901)	n/a	(4,547	)(e)	(4,547)

Net Loss From Ongoing Core Operations	n/a			(20,619)	n/a			(9,435)

Net Loss Per Diluted Share From Ongoing Core Operations	n/a			$(0.39)	n/a			$(0.18)

Loss From Non-core Businesses Before Taxes	n/a	(6,925)		(6,925)	n/a	(6,469)		(6,469)
Income Tax Benefit: Non-core Businesses	n/a	(2,536	)(e)	(2,536)	n/a	(2,588	)(e)	(2,588)

Loss From Non-core Businesses	n/a			(4,389)	n/a			(3,881)

Net Loss Per Diluted Share From Non-core Businesses	n/a			$(0.08)	n/a			$(0.07)

Income Tax Benefit	(14,437)	14,437	(e)		(7,135)	7,135	(e)

Net Loss	$(25,008)	$—		$(25,008)	$(13,316)	$—		$(13,316)

Net Loss Per Share
Basic	$(0.47)			$(0.47)	$(0.25)			$(0.25)

Diluted	$(0.47)			$(0.47)	$(0.25)			$(0.25)

Loss From Ongoing Core Operations Before Taxes	n/a			(32,520)	n/a			(13,982)
Restructuring charges: other	n/a			4,228 (f)	n/a			—

Loss From Ongoing Core Operations Before Taxes and Restructuring	n/a			(28,292)	n/a			(13,982)

Income Tax Benefit on Ongoing Core Operations Before Restructuring	n/a			(9,969)	n/a			(4,547)

Net Loss From Ongoing Core Operations Before Restructuring	n/a			(18,323)	n/a			(9,435)

Net Loss Per Diluted Share From Ongoing Core Operations Before Restructuring	n/a			$(0.34)	n/a			$(0.18)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	53,442			53,442	52,980			52,980

Diluted	53,442			53,442	52,980			52,980

Cash Dividends Paid Per Share	$0.13			$0.13	$0.13			$0.13

(a)	Adjusted to exclude results of kids, mens, and U.K. businesses.

(b)	Adjusted to exclude restructuring charges related to kids, mens, and U.K businesses. Restructuring charges primarily relate to store leases and severance.

(c)	Restructuring charges primarily relate to severance and professional services related to the Company’s strategic initiatives and are part of the Company’s ongoing core operations.

(d)	Impairment charge relates to the closure of under-performing core business stores and is part of the Company’s ongoing core operations.

(e)	The GAAP basis income tax expense has been allocated to the Company’s ongoing core operations and non-core businesses.

(f)	Amount shown is on a pre-tax basis; after tax, amount would be approximately $2.3 M.

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Presentation to Ongoing Core Operations and Non-Core Businesses
and Ongoing Core Operations Before Restructuring Charges Presentation
Amounts in thousands except per share data
(Unaudited)

	GAAP Basis			Non-GAAP	GAAP Basis			Non-GAAP
	August 2,	Non-GAAP		August 2,	August 4,	Non-GAAP		August 4,
	2008	Adjustments		2008	2007	Adjustments		2007
	(26 weeks)	(26 weeks)		(26 weeks)	(26 weeks)	(26 weeks)		(26 weeks)
Net Sales	$1,070,452	$(41,158	)(a)	$1,029,294	$1,145,887	$(45,836	)(a)	$1,100,051

Costs and Expenses
Cost of sales, buying and occupancy	714,904	(35,525	)(a)	679,379	768,628	(41,243	)(a)	727,385
Selling, general and administrative	361,420	(11,343	)(a)	350,077	372,166	(14,476	)(a)	357,690
Restructuring charges: kids, mens, U.K.	11,042	(11,042	)(b)	—	—	—		—
Restructuring charges: other	9,390 (c)	—		9,390	—	—		—
Impairment of store assets	1,163 (d)	—		1,163	—	—		—

Operating (Loss) Income	(27,467)	16,752		(10,715)	5,093	9,883		14,976

Interest
Interest expense	10,789			10,789	18,332			18,332
Interest income	200			200	819			819

Interest Expense — net	10,589			10,589	17,513			17,513

Loss Before Taxes	(38,056)				(12,420)

Loss From Ongoing Core Operations Before Taxes	n/a			(21,304)	n/a			(2,537)
Income Tax Benefit: Ongoing Core Operations	n/a	(8,223	)(e)	(8,223)	n/a	(390	)(e)	(390)

Net Loss From Ongoing Core Operations	n/a			(13,081)	n/a			(2,147)

Net Loss Per Diluted Share From Ongoing Core Operations	n/a			$(0.25)	n/a			$(0.04)

Loss From Non-core Businesses Before Taxes	n/a	(16,752)		(16,752)	n/a	(9,883)		(9,883)
Income Tax Benefit: Non-core Businesses	n/a	(6,467	)(e)	(6,467)	n/a	(3,954	)(e)	(3,954)

Loss From Non-core Businesses	n/a			(10,285)	n/a			(5,929)

Net Loss Per Diluted Share From Non-core Businesses	n/a			$(0.19)	n/a			$(0.11)

Income Tax Benefit	(14,690)	14,690	(e)		(4,344)	4,344	(e)

Net Loss	$(23,366)	$—		$(23,366)	$(8,076)	$—		$(8,076)

Net Loss Per Share
Basic	$(0.44)			$(0.44)	$(0.15)			$(0.15)

Diluted	$(0.44)			$(0.44)	$(0.15)			$(0.15)

Loss From Ongoing Core Operations Before Taxes	n/a			(21,304)	n/a			(2,537)
Restructuring charges: other	n/a			9,390 (f)	n/a			—

Loss From Ongoing Core Operations Before Taxes and Restructuring	n/a			(11,914)	n/a			(2,537)

Income Tax Benefit on Ongoing Core Operations Before Restructuring	n/a			(4,599)	n/a			(390)

Net Loss From Ongoing Core Operations Before Restructuring	n/a			(7,315)	n/a			(2,147)

Net Loss Per Diluted Share From Ongoing Core Operations Before Restructuring	n/a			$(0.14)	n/a			$(0.04)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	53,372			53,372	52,954			52,954

Diluted	53,372			53,372	52,954			52,954

Cash Dividends Paid Per Share	$0.26			$0.26	$0.26			$0.26

(a)	Adjusted to exclude results of kids, mens, and U.K. businesses.

(b)	Adjusted to exclude restructuring charges related to kids, mens, and U.K businesses. Restructuring charges primarily relate to store leases and severance.

(c)	Restructuring charges primarily relate to severance and professional services related to the Company’s strategic initiatives and are part of the Company’s ongoing core operations.

(d)	Impairment charge relates to the closure of under-performing core business stores and is part of the Company’s ongoing core operations.

(e)	The GAAP basis income tax expense has been allocated to the Company’s ongoing core operations and non-core businesses.

(f)	Amount shown is on a pre-tax basis; after tax, amount would be approximately $5.8 M.

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Presentation Net Income to Non-GAAP Net Income from Ongoing Core Operations
(Unaudited)

	Outlook	Actual
	January 31,	February 2,
	2009	2008
	(52 weeks)	(52 weeks)
Net income (loss) per share on a GAAP basis	$0.15 - $0.25	($3.56)
Impact of the impairment of J.Jill intangibles	—	2.71
Losses and costs related to the closing of the Talbots Kids, Mens, and U.K. non-core businesses	0.32 - 0.27	0.24

Net income (loss) per share from ongoing core operations on a non-GAAP basis	$0.47 - $0.52	($0.61)

THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Presentation of Gross Margin Statistics
(Unaudited)

	GAAP Basis:		Non-GAAP
	Ongoing Core		Basis: Ongoing
	Operations and		Core
	Non-core	Non-Core	Operations
	Businesses	Operations	Only
Talbots brand Q2 2008 merchandise gross margin improvement (decline) over Q2 2007	290 basis points	(90 basis points)	380 basis points

Total company Q2 2008 merchandise gross margin improvement (decline) over Q2 2007	130 basis points	(60 basis points)	190 basis points